Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard • North Huntingdon, PA 15642 • (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Reports 2016 Second Quarter Results

•	Revenue grew 38% over prior-year second quarter to $11.8 million, achieving a second quarter record

•	First half revenue up 32% to record level, maintaining strong growth driven by indirect machine sales

•	Operating leverage demonstrated by gross margin of 30% and 27% in second quarter and first half, respectively

•	Backlog of $19.5 million, up $3.1 million over sequential first quarter

•	Cash balance increases to $31.9 million

NORTH HUNTINGDON, PA, August 9, 2016 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and 3D printed and other products, materials and services to industrial customers, reported financial results today for the second quarter ended June 30, 2016.

S. Kent Rockwell, Chairman and Chief Executive Officer, commented, “We’re pleased to have realized record revenue in both the second quarter and the first half of 2016, driven by sales of our larger indirect machines. We continue to see stronger acceptance of our technology through further machine productivity enhancements and broadened material choices, as desired by our industrial customers. Additionally, our growing backlog and pipeline set us up well for ongoing revenue growth in the second half of 2016.”

He added, “Our efforts to lower our breakeven point have resulted in reduced overhead and have improved our cost structure. Positive cash flow and operating leverage on higher revenue is evident in our current quarter financial performance. Our plan is to continue to turn our backlog and grow our revenue, with the goal to achieve sustainable profitability.”

Second Quarter and First Half Revenue – Machine Revenue ~ Doubles for Both Periods

	Quarter Ended				Six Months Ended
	June 30,				June 30,
(in millions)	2016		2015		2016		2015
Revenue by Product Line
3D Printing Machines:
3D Printing Machines - third parties	$4.8	41%	$1.3	16%	$7.0	35%	$2.4	16%
3D Printing Machines - related parties	—	0%	1.1	13%	—	0%	1.1	7%

	4.8	41%	2.4	29%	7.0	35%	3.5	23%

3D Printed and Other Products, Materials and Services (“Non-machine”):
3D Printed and Other Products, Materials and Services - third parties	6.9	59%	6.0	71%	13.1	65%	11.7	77%
3D Printed and Other Products, Materials and Services - related parties	0.0	0%	0.0	0%	0.1	0%	0.0	0%

	7.0	59%	6.1	71%	13.2	65%	11.8	77%

Total Revenue	$11.8	100%	$8.5	100%	$20.2	100%	$15.3	100%

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The ExOne Company Reports 2016 Second Quarter Results

August 9, 2016

Consolidated revenue for the 2016 second quarter was up 38% compared with the prior-year period. Machine revenue nearly doubled and non-machine revenue grew 15%. The non-machine revenue included approximately $0.5 million from the sale of remaining inventories associated with the Company’s former laser micromachining production line.

For the first half of 2016, revenue was up 32% over the 2015 first half, driven by the same factors that impacted the quarter. Machine revenue nearly doubled and non-machine revenue grew 12%.

Given the long sales cycle and significance of a machine’s average selling price relative to total revenue, fluctuations in machine-sale revenue vary from quarter to quarter. ExOne does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger trends.

Second Quarter Operations – Operating Leverage on Higher Revenue

($ in millions, except per-share amounts)	Q2 2016	Q2 2015	Change	% Change
Gross profit	$3.5	$1.1	$2.4	217%
Gross margin	29.8%	13.0%
Operating loss	($3.1)	($6.9)	$3.8	55%
Net loss	($2.9)	($6.9)	$4.0	57%
Diluted EPS	($0.18)	($0.48)	$0.30	63%

The increase in second quarter gross profit was driven by higher revenue, including significantly higher machine sales and a favorable mix of indirect machines, as well as the reversal of a $0.5 million reserve for obsolete and slow-moving inventory, and enhanced production efficiency. The 2015 quarter was impacted by inefficiencies resulting from the Company’s transition into its new and expanded facilities as well as deployment of its ERP system.

Operating loss for the quarter significantly improved compared with the prior-year second quarter due to higher gross profit as well as lower selling, general and administrative (“SG&A”) expenses. SG&A decreased by 26% to $4.7 million compared with $6.3 million in the prior-year quarter, primarily due to lower bad debt, professional, consulting and trade show expenses. R&D expenses of $1.9 million for the quarter were up from $1.7 million in the 2015 second quarter, with the increase reflecting project-related material costs.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was a $1.4 million loss in the 2016 second quarter, compared with a $5.2 million loss in last year’s second quarter. ExOne management believes that when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), that Adjusted EBITDA, a non-GAAP measure, assists in the understanding of its financial results. See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss to Adjusted EBITDA for the quarters and six months ended June 30, 2016 and 2015.

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The ExOne Company Reports 2016 Second Quarter Results

August 9, 2016

First Half 2016 Review – Gaining Momentum in Operational Performance

($ in millions, except per-share amounts)	YTD 2016	YTD 2015	Change	% Change
Gross profit	$5.4	$1.1	$4.3	387%
Gross margin	26.7%	7.2%
Operating loss	($8.4)	($14.7)	$6.3	43%
Net loss	($8.4)	($14.6)	$6.2	42%
Diluted EPS	($0.53)	($1.01)	$0.48	48%

Gross profit and gross margin for the 2016 first half significantly improved compared with the prior-year first half. The 2016 period was driven by higher volume, especially indirect machine sales, the reversal of a $0.5 million reserve for obsolete and slow-moving inventory, and improved efficiencies. As noted for the quarter, the 2015 year-to-date period also included costs associated with the Company’s expanded global facilities integration as well as its ERP system implementation.

Operating loss improved for the 2016 first half compared with the 2015 first half primarily due to higher gross profit and lower SG&A expenses. SG&A for the 2016 first half was $10.0 million, down $2.5 million, or 20%, compared with the prior-year period for the similar reasons cited above. R&D expense was $3.8 million in the 2016 first half compared with $3.4 million in the 2015 first half, with the increase reflecting project-related material costs.

Adjusted EBITDA was a $5.0 million loss in the first half of 2016, compared with a $11.4 million loss in last year’s first half. ExOne management believes that when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), that Adjusted EBITDA, a non-GAAP measure, assists in the understanding of its financial results. See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss to Adjusted EBITDA for the quarters and six months ended June 30, 2016 and 2015.

Capitalization – Positive Cash Flow Reflects Spending and Working Capital Discipline

Cash and cash equivalents as of June 30, 2016 were $31.9 million, up from $31.3 million at March 31, 2016 and $19.3 million at December 31, 2015. The increase in cash during the second quarter was driven by improved operating performance and working capital management. Cash provided by operating activities was $0.8 million in the 2016 second quarter and cash used for operating activities was $0.2 million year-to-date. Cash used for operating activities during the second quarter and first half of 2015 was $4.0 million and $8.1 million, respectively. Cash capital expenditures were $0.3 million for the first half of 2016 compared with $2.8 million for the first half of 2015.

Webcast and Conference Call

ExOne will host a conference call and live webcast on Wednesday, August 10 at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the 2016 second quarter, along with ExOne’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8470. The webcast can be monitored on the Company’s website at www.investor.exone.com/.

A telephonic replay of the conference call will be available from 11:30 a.m. ET on the day of the teleconference through Wednesday, August 17, 2016. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 13640546, or access the webcast replay via the Company’s website, where a transcript will also be posted once available.

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The ExOne Company Reports 2016 Second Quarter Results

August 9, 2016

About ExOne

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne’s machines serve direct and indirect applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offers pre-production collaboration and print products for customers through its network of PSCs. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of its 3D printing machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future conditional verbs such as “will,” “would,” “should,” “could” and “may.” Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements and from historical performance, which include: timing and length of sales of three dimensional (“3D”) printing machines; risks related to global operations including effects of foreign currency and risks related to the situation in the Ukraine; our ability to qualify more industrial materials in which we can print; the availability of skilled personnel; the impact of increases in operating expenses and expenses relating to proposed investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; individual customer contractual requirements; the scope, nature or impact of alliances and strategic investments and our ability to integrate strategic investments; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting; the impact of customer specific terms in machine sale agreements on the period in which we recognize revenue; the impact of market conditions and other factors on the carrying value of long-lived assets; and our ability to continue as a going concern and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

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The ExOne Company Reports 2016 Second Quarter Results

August 9, 2016

FINANCIAL TABLES FOLLOW.

The ExOne Company

Statement of Consolidated Operations

(in thousands, except per-share amounts)

(Unaudited)

	Quarter Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Revenue
Revenue - third parties	$11,718	$7,358	59%	$20,097	$14,149	42%
Revenue - related parties	37	1,140	(97%)	72	1,142	(94%)

	11,755	8,498	38%	20,169	15,291	32%
Cost of sales	8,249	7,393	12%	14,787	14,186	4%

Gross profit	3,506	1,105	217%	5,382	1,105	387%

Gross margin	29.8%	13.0%		26.7%	7.2%
Research and development	1,946	1,659	17%	3,839	3,393	13%
Selling, general and administrative	4,663	6,343	(26%)	9,988	12,461	(20%)

	6,609	8,002	(17%)	13,827	15,854	(13%)

Loss from operations	(3,103)	(6,897)	55%	(8,445)	(14,749)	43%
Interest expense	22	30	(27%)	254	58	338%
Other (income) expense - net	(205)	71	NM	(298)	(79)	277%

	(183)	101	NM	(44)	(21)	110%

Loss before income taxes	(2,920)	(6,998)	58%	(8,401)	(14,728)	43%
Provision (benefit) for income taxes	22	(100)	NM	18	(159)	NM

Net loss	$(2,942)	$(6,898)	57%	$(8,419)	$(14,569)	42%

Net loss per common share:
Basic	$(0.18)	$(0.48)	63%	$(0.53)	$(1.01)	48%
Diluted	$(0.18)	$(0.48)	63%	$(0.53)	$(1.01)	48%
Weighted average shares outstanding (basic and diluted)	15,994	14,429		15,870	14,426

NM: Not Meaningful

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The ExOne Company Reports 2016 Second Quarter Results

August 9, 2016

The ExOne Company

Consolidated Balance Sheet

(in thousands, except per-share and share amounts)

(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$31,884	$19,342
Accounts receivable – net of allowance of $1,675 (2016) and $1,920 (2015)	5,234	9,368
Inventories – net	19,934	19,839
Prepaid expenses and other current assets	1,969	2,918

Total current assets	59,021	51,467
Property and equipment – net	55,012	54,832
Other noncurrent assets	1,438	1,659

Total assets	$115,471	$107,958

Liabilities
Current liabilities:
Current portion of long-term debt	$140	$138
Current portion of capital leases	85	82
Accounts payable	3,493	3,231
Accrued expenses and other current liabilities	5,008	6,410
Deferred revenue and customer prepayments	8,904	7,103

Total current liabilities	17,630	16,964
Long-term debt – net of current portion	1,742	1,812
Capital leases – net of current portion	41	81
Other noncurrent liabilities	9	28

Total liabilities	19,422	18,885

Contingencies and commitments
Stockholders’ equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 15,995,282 (2016) and 14,446,967 (2015) shares issued and outstanding	160	144
Additional paid-in capital	170,207	156,627
Accumulated deficit	(62,582)	(54,163)
Accumulated other comprehensive loss	(11,736)	(13,535)

Total stockholders’ equity	96,049	89,073

Total liabilities and stockholders’ equity	$115,471	$107,958

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The ExOne Company Reports 2016 Second Quarter Results

August 9, 2016

The ExOne Company

Statement of Consolidated Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2016	2015
Operating activities
Net loss	$(8,419)	$(14,569)
Adjustments to reconcile net loss to cash used for operations:
Depreciation and amortization	2,862	2,489
Deferred income taxes	(29)	(206)
Equity-based compensation	554	822
(Recoveries) provision for bad debts	(271)	324
Loss from disposal of property and equipment	198	—
Amortization of debt issuance costs	204	—
Changes in fair value of contingent consideration	—	(193)
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
Decrease in accounts receivable	4,652	6,134
Increase in inventories	(948)	(8,357)
Decrease in prepaid expenses and other assets	823	89
Increase in accounts payable	208	1,914
Decrease in accrued expenses and other liabilities	(1,551)	(527)
Increase in deferred revenue and customer prepayments	1,550	3,974

Cash used for operating activities	(167)	(8,106)
Investing activities
Capital expenditures	(331)	(2,831)
Proceeds from sale of property and equipment	44	—

Cash used for investing activities	(287)	(2,831)
Financing activities
Net proceeds from issuance of common stock - registered direct offering to a related party	12,447	—
Net proceeds from issuance of common stock - at the market offerings	595	—
Payments on long-term debt	(68)	(65)
Payments on capital and financing leases	(41)	(194)

Cash provided by (used for) financing activities	12,933	(259)
Effect of exchange rate changes on cash and cash equivalents	63	(226)

Net change in cash and cash equivalents	12,542	(11,422)
Cash and cash equivalents at beginning of period	19,342	36,202

Cash and cash equivalents at end of period	$31,884	$24,780

Supplemental disclosure of noncash investing and financing activities
Property and equipment included in accounts payable	$20	$234

Transfer of internally developed 3D printing machines from inventories to property and equipment for internal use or leasing activities	$1,997	$2,506

Transfer of internally developed 3D printing machines from property and equipment to inventories for sale	$682	$149

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The ExOne Company Reports 2016 Second Quarter Results

August 9, 2016

The ExOne Company

Additional Information

(Unaudited)

Machine Sales by Type

	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
S-Max+™	—	—	1	—
S-Max®	1	—	1	—
S-15™	1	—	1	—
S-Print™	2	—	2	—
M-Print®	—	1	—	1
M-Flex™	2	1	2	2
Innovent™	3	5	3	5
X1-Lab™	—	—	—	1

	9	7	10	9

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The ExOne Company Reports 2016 Second Quarter Results

August 9, 2016

The ExOne Company

Adjusted EBITDA Reconciliation

(in millions)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss	$(2.9)	$(6.9)	$(8.4)	$(14.6)
Interest expense	0.0	0.0	0.3	0.1
Provision (benefit) for income taxes	0.0	(0.1)	0.0	(0.2)
Depreciation and amortization	1.4	1.3	2.9	2.5
Equity-based compensation	0.2	0.4	0.6	0.8
Other (income) expense - net	(0.2)	0.1	(0.3)	(0.1)

Adjusted EBITDA	$(1.4)	$(5.2)	$(5.0)	$(11.4)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net loss (as calculated under accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation, and other (income) expense—net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA should not be considered as an alternative to net loss or any other performance measure derived in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial results. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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